EXHIBIT 10.6


                                  OLD LINE BANK

                             STOCK OPTION AGREEMENT

      This Stock Option Agreement is entered into as of the ___ day of _________, 2003 by and between Old Line Bank (the "Bank"), a Maryland commercial bank, and _________________________ ("Grantee").

                                    ARTICLE 1
                                   DEFINITIONS

         Definitions. As used in this Agreement, in addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

         (a) "Agreement" shall mean this Stock Option Agreement and shall include the applicable provisions of any Plan which are hereby incorporated into and made a part of the Agreement.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

         (c) "Common Stock" shall mean Shares of common stock of the Bank, par value $10.00 per share, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 6 of the Plan.

         (d) "Exercise Date" shall mean the date on which the Bank receives the written notice required under Section 3.2 of this Agreement that Grantee has exercised the Option.

         (e) "Fair Market Value" of a share of Common Stock on the Grant Date shall mean the fair market value of shares of Common Stock determined in accordance with the Plan.

         (f) "Grant Date" shall mean the date on which the Board of Directors (or a committee thereof) formally acts to grant an Option to Grantee or the date on which a grant is deemed to be made automatically pursuant to the terms of this Agreement.

         (g) "Incentive Stock Option" shall mean an Option that is intended to qualify as an "incentive stock option" under ss.422(b) of the Code or any successor provision.

         (h) "Option" shall mean an option to acquire Common Stock that is granted pursuant to, as contemplated by or is evidenced by this Agreement.

         (i) "Option Price" shall mean the price per share of Common Stock at which the

 Option may be exercised.

         (j) "Plan" shall means the 2001 Old Line Bank Incentive Stock Option Plan, as amended (the "2001 Plan"), a copy of which is attached hereto as Exhibit B.

                                    ARTICLE 2
                                 GRANT OF OPTION

         Section 2.1 Grant of Incentive Stock Options.

         (a) The Bank, pursuant to the 2001 Plan, hereby grants to Grantee, as of December 31 of each year, beginning December 31, 2003, assuming Grantee is the __________ of the Bank on such date and assuming options are available for issuance under the 2001 Plan on such date, Options (which are intended to be Incentive Stock Options) to purchase ____ shares of Common Stock. The Option Price per share shall be equal to the Fair Market Value on the Grant Date.

         (b) The Bank may grant such additional Options to Grantee as the Bank (acting through its Board of Directors or a committee thereof may deem to be appropriate from time to time).

         (c) The Options granted to Grantee, and the Option Price, shall be sent forth on Exhibit C, and a copy of Exhibit C, as updated, shall be sent to Grantee no less than annually.

         Section 2.2 Term of Option. The Options granted pursuant to Sections
2.1 shall expire on the tenth anniversary of their grant date, unless such Option terminates earlier pursuant to other provisions of this Agreement or the Plan.

                                    ARTICLE 3
                               EXERCISE OF OPTION

         Section 3.1 Manner of Exercise. The Option may be exercised, in whole or in part, by delivering written notice to the Board of Directors in such form as the Board of Directors may require from time to time. Such notice shall specify the number of shares of Common Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Option Price of the shares of Common Stock as to which the Option is being exercised. In addition, for so long as the shares subject to the Plan are not registered under the Securities Act of 1933, as amended, or otherwise exempt from such registration, such notice shall be accompanied by a written statement that the shares are purchased for investment and not with a view to distribution and acknowledgment of restrictions on the transferability of the shares. Payment of the Option Price shall be made as provided in the Plan. The Option may be exercised only in multiples of whole shares and no partial shares shall be issued. A form of notice is attached hereto as Exhibit A.

         Section 3.2 Issuance of Shares and Payment of Option Price Upon Exercise. Upon exercise of the Option, in whole or in part, in accordance with the terms of this Agreement and upon payment of the Option Price for the shares of Common Stock as to which the Option is exercised, the Bank shall issue to Grantee the number of shares of Common Stock paid for, in the form of fully paid and non-assessable Common Stock.

                                    ARTICLE 4
                              TERMINATION OF OPTION

         Unless the Option has earlier terminated pursuant to the provisions of this Agreement, all Options granted to Grantee shall terminated as provided in the Plan, including, but not limited to, the provisions of Section 9 of the Plan.

                                    ARTICLE 5
                                  MISCELLANEOUS

         Section 5.1 Non-Guarantee of Employment. Nothing in the Plan or this Agreement shall be construed as a contract of employment between the Bank or any affiliate and Grantee, or as a contractual right of Grantee to continue in the employ or as a director of the Bank or any affiliate, or as a limitation of the right of the Bank or an affiliate to remove Grantee at any time.

         Section 5.2 No Rights of Stockholder. Grantee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option until such shares of Common Stock have been issued to him or her upon the due exercise of the Option.

         Section 5.3 Agreement Subject to Charter and By-Laws. This Agreement is subject to the Charter and By-Laws of the Bank, and any applicable federal or state laws, rules or regulations.

         Section 5.4 Gender. As used herein the masculine shall include the feminine as the circumstances may require.

         Section 5.5 Headings. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

         Section 5.6 Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Bank or an affiliate, and to the Bank for the attention of its Secretary at its principal office.

         Section 5.7 Tax Withholding. The Bank shall have the right to deduct from all Options granted any federal, state, local or employment taxes which it deems are required by law to be withheld with respect to such grants. In addition, the Bank shall have the right to require a Grantee, upon grant or exercise of an option, to pay to the Bank the minimum amount of any federal or state taxes, including payroll taxes, if any, that the Bank is required to withhold.

         Section 5.8 Notice of Disqualifying Disposition. If Grantee makes a disposition (as that term is defined in ss.424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option within two (2) years of the Grant Date or within one (1) year after the shares of Common Stock are transferred to Grantee, Grantee shall notify the Board of Directors of such disposition in writing.

                                    ARTICLE 6
                               SCOPE OF AGREEMENT

         Section 6.1 Entire Agreement; Modification. The Agreement, along with the Plan, contains the entire agreement between the parties with respect to the subject matter contained herein and supersedes are prior agreements or understandings between the parties with respect to Options described in this Agreement. This Agreement may not be modified or amended except as provided in the Plan or in a written document signed by each of the parties hereto.

         Section 6.2 Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. In the event of any inconsistencies between this Agreement and the Plan, the Plan shall control.

         Section 6.3 Counterparts. The Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         Section 6.4 Acknowledgment. BEFORE SIGNING HEREUNDER, THE GRANTEE SHOULD READ AND THOROUGHLY REVIEW THE PLAN ATTACHED HERETO AS EXHIBIT B. BY SIGNING HEREUNDER, THE GRANTEE ACKNOWLEDGES RECEIPT OF THE PLAN AND REPRESENTS THAT GRANTEE HAS READ AND THOROUGHLY REVIEWED THE PLAN.

         Section 6.5 Holding Company Formation. In the event the Bank is reorganized into a holding company structure, all Options granted hereunder shall, to the extent permitted by applicable law, become options of the holding company, and the Grantee agrees to execute such documents and take such actions as the Bank may reasonably request in connection with any such transaction.

         IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

ATTEST:                                     OLD LINE BANK


                                            By:
--------------------------------            --------------------------------

WITNESS:                                    GRANTEE

                                    EXHIBIT A

Old Line Bank
2995 Crain Highway
P.O. Box 1890
Waldorf, Maryland 20604

Ladies and Gentlemen:

      I hereby exercise the Option granted to me on , by Old Line Bank (the "Bank"), subject to all the terms and provisions thereof and of the Old Line Bank 2001 Incentive Stock Option Plan, as amended (the "Plan"), and notify you of my desire to purchase shares of Common Stock of the Bank at a price of $ ___________ per share pursuant to the exercise of said Option.


Total Amount Enclosed: $
                        ------------------


Date:                                                            (Optionee)
---------------------------------       ------------------------------------
                                        Received by Old Line Bank on
                                                                    --------


                                        By:  _______________________________

                                    EXHIBIT B

                                  COPY OF PLAN

                                    EXHIBIT C

Date of Grant               Option Price               No. of Options